UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Previously, on April 5, 2019, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC and B. Riley Securities, Inc. (each individually an “Agent” and collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time, shares of its common stock through the Agents in an “at the market offering”, as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). On November 6, 2020, the Company filed a sales agreement prospectus supplement registering the offer and sale of shares of its common stock, par value $0.001 per share, having an aggregate maximum offering price of up to $60.0 million pursuant to the Sales Agreement (the “Sales Agreement Prospectus Supplement”).

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agents will use commercially reasonable efforts, consistent with their normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Global Market, to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the Sales Agreement, the Agents may sell shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, or any other method permitted by law. The Agents’ obligations to sell shares under the Sales Agreement are subject to the satisfaction of certain conditions, including customary closing conditions. The Company will pay the Agents a commission of up to 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to provide the Agents with customary indemnification and contribution rights. The Company has also agreed to reimburse the Agents for certain specified expenses.

Sales of shares of common stock under the Sales Agreement will be made pursuant to the Registration Statement on Form S-3 (File No. 333-237319), filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2020, as amended by Pre-Effective Amendment No. 1 thereto, filed with the Commission on May 7, 2020, which was declared effective on May 8, 2020, and the Sales Agreement Prospectus Supplement.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-230751), filed with the Commission on April 5, 2019.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Controlled Equity Offering™ Sales Agreement dated as of April 5, 2019 among Registrant, Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC and B. Riley Securities, Inc. (Filed as Exhibit 1.2 to Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on April 5, 2019, and incorporated herein by reference).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (included in the opinion of Paul Hastings LLP filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: November 6, 2020	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer